Exhibit (g)(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF April 25, 2013

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C. Foreign Subcustodians:

Market	Subcustodian	Zip Code	City / Country	Central Depository 1	Central Depository 2	Central Depository 3
Australia	HSBC Bank Australia Limited	2000	Sydney / Australia	ASX Settlement and Transfer Corporation (ASTC)	Austraclear Limited	-
Austria	Deutsche Bank AG Vienna Branch	1010	Vienna / Austria	Oesterreichische Kontrollbank AG/Austria (OeKB)	-	-
Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	428	Manama / Bahrain	Bahrain Bourse	Central Bank of Bahrain (CBB)	-
Bangladesh	Standard Chartered Bank, Bangladesh Branch	1000	Dhaka / Bangladesh	Central Depository Bangladesh Limited (CDBL)	-	-
Belgium	BNP Paribas Securities Services, Paris Branch	93500	Brussels / Belgium	Euroclear Belgium	Banque Nationale de Belgique (National Bank of Belgium, BNB)	-
Bermuda	HSBC Bank Bermuda Limited	HM11	Hamilton / Bermuda	Bermuda Securities Depository (BSD)	-	-
Botswana	Stanbic Bank Botswana N/A Ltd	Not Applicable	Gaborone / Botswana	Bank of Botswana	Central Securities Depository Company of Botswana Ltd. (CSDB)	-
Brazil	Citibank N.A., São Paulo	01311-920	Sao Paulo / Brazil	Central de Custodia e Liquidacao Financeira de Titulos (CETIP)	Companhia Brasileira de Liquidacao e Custodia (CBLC)	Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank, N.V., Sofia Branch	1404	Sofia / Bulgaria	Bulgarian National Bank (BNB)	Central Security Depository AD/Bulgaria (CDAD)	-
Canada	RBC Investor Services Limited	M5V 3L3	Toronto / Canada	CDS Clearing and Depository Services (CDS)	-	-
Chile	Banco de Chile	7550611	Santiago / Chile	Deposito Central de Valores (DCV)	-	-
China	Standard Chartered Bank (China) Limited	200120	Shanghai / China	China Securities Depository and Clearing Company Limited (CSDCC) - Shanghai Branch	China Securities Depository and Clearing Company Limited (CSDCC) - Shenzhen Branch	-
Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Not Applicable	Bogota / Colombia	Deposito Central de Valores (DCV)	Deposito Centralizado de Valores de Colombia (DECEVAL)	-
Cyprus	BNP Paribas Securities Services, Athens Branch	115 28	Athens / Greece	Cyprus Central Depository & Central Registry (CDCR)	-	-
Czech Republic	Citibank Europe plc	158 02	Praha / Czech Republic	Czech National Bank (CNB)	The Centrální depozitáø cenných papírù (Central Securities Depository, CDCP),	-
Denmark	Skandinaviska Enskilda Banken AB (publ)	DK-1014	Copenhagen / Denmark	VP Securities A/S	-	-
Egypt	HSBC Bank Egypt S.A.E. for the Hongkong & Shanghai Banking Corporation Limited (HSBC)	11511	Cairo / Egypt	Central Bank of Egypt (CBE)	Misr for Clearing, Depository & Central Registry (MCDR)	-
Estonia	Swedbank AS	FI-00020 NORDEA	Tallinn / Finland	Eesti Vaartpaberite Keskdepositoorium (Estonian Central Depository for Securities Ltd., ECDS)	-	-
Finland	Nordea Bank Finland Plc	FI-00020 NORDEA	Helsinki / Finland	Euroclear Finland Oy	-	-
France	BNP Paribas Securities Services S.A., Paris Branch	93500	Paris / France	Euroclear France	-	-
Germany	Deutsche Bank AG, Frankfurt	D-65760	Frankfurt / Germany	Clearstream Banking Frankfurt (CBF)	-	-
Ghana	Standard Chartered Bank Ghana Limited	00233	Accra / Ghana	Bank of Ghana (BoG)	Central Securities Depository (Ghana) Limited	-
Greece	HSBC Bank Plc, Athens Branch	11526	Athens / Greece	Hellenic Exchanges, S.A. Holding, Clearing, Settlement and Registry	Bank of Greece (BoG)	-
Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Not Applicable	Central / Hong Kong	Central Money Market Unit (CMU)	Hong Kong Securities Clearing Company (HKSCC)	-
Hungary	UniCredit Bank Hungary ZRT	HU-1054	Budapest / Hungary	Kozponti Elszamolohaz es Ertektar (Budapest) Zrt. - KELER	-	-
India	Citibank, N.A., Mumbai Branch	400 051	Mumbai / India	Central Depository Services Limited (CDSL)	National Securities Depository Limited (NSDL)	Reserve Bank of India (RBI)
	Hongkong & Shanghai Banking Corporation (HSBC), India Branch	400 0057	Mumbai / India
Indonesia	Citibank, N.A., Jakarta Branch	12190	Jakarta / Indonesia	Bank Indonesia (BI)	PT Kustodian Sentral Efek Indonesia (KSEI)	-
Ireland	Citibank N.A., London Branch	E14 5LB	London / UK	Euroclear UK & Ireland Ltd (EUI)	-	-
Israel	Bank Hapoalim BM	66883	Tel Aviv / Israel	Tel Aviv Stock Exchange Clearing House (TASECH)	-	-
Italy	BNP Paribas Securities Services, Milan Branch	20123	Milan / Italy	Monte Titoli SpA	-	-
Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	103-0021	Tokyo / Japan	Bank of Japan (BoJ)	Japan Securities Depository Center (JASDEC)	-
Jordan	HSBC Bank Middle East Limited, Jordan Branch	11190	Western Amman / Jordan	Jordan Securities Depository Center (SDC)	-	-
Kenya	CfC Stanbic Bank Ltd	00200	Nairobi / Kenya	Central Bank of Kenya (CBK)	Central Depository & Settlement Corporation Limited (CDSC)	-
Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Not Applicable	Beirut / Lebanon	Banque du Liban (Central Bank of Lebanon (CBL))	Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East/Lebanon (Midclear)	-
Luxembourg	KBL European Private Bankers S.A.	L-2955	Luxembourg	Clearstream International, Luxembourg (CBL)	-	-
Malaysia	Standard Chartered Bank Malaysia Berhad	50250	Kuala Lumpur / Malaysia	Bursa Malaysia Depository Sdn Bhd (BMDep)	Malaysian Electronic Clearing Corporation Sdn. Bhd (MyClear)	-
Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Not Applicable	Port Louis / Mauritius	Bank of Mauritius (BOM)	Central Depository & Settlement Company Limited (CDS)	-
Mexico	Banco Nacional de Mexico, S.A. (Banamex)	1210	Mexico City / Mexico	Instituto Nacional para el Depósito de Valores (Indeval)	-	-
Morocco	Citibank Maghreb	20190	Casablanca / Morocco	Maroclear	-	-
Namibia	Standard Bank Namibia Limited	Not Applicable	Windhoek / Namibia	Bank of Namibia	-	-
Netherlands	BNP Paribas Securities Services, Paris Branch	93500	Amsterdam / Netherlands	Euroclear Nederland	-	-
New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	1010	Auckland / New Zealand	New Zealand Central Securities Depository Limited (NZCSD)	-	-
Nigeria	Stanbic IBTC Bank Plc	101007	Lagos / Nigeria	Central Securities and Settlement System (CSCS)	Central Bank of Nigeria (CBN)
Norway	Nordea Bank Norge ASA	NO-0107	Oslo / Norway	Verdipapirsentralen / The Norwegian Central Securities Depository	-	-
Oman	HSBC Bank Oman Saog	PC 112	Ruwi / Oman	Muscat Clearing & Depository (MCD)	-	-
Pakistan	Standard Chartered Bank (Pakistan) Limited	74000	Karachi / Pakistan	The Central Depository Company Ltd. (CDC)	State Bank of Pakistan (SBP)	-
Peru	Citibank del Peru S.A.	27	Lima / Peru	Institución de Compensación y Liquidación de Valores S.A. [CAVALI ICLV S.A.]	-	-
Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	1634	Manila / Philippines	Philippine Depository and Trust Corporation (PDTC)	Register of Scripless Securities (RoSS)	-
Poland	Bank Handlowy w Warszawie SA	00-923	Warsaw / Poland	Register of Securities	National Depository for Securities (NDS)	-
Portugal	BNP Paribas Securities Services S.A., Paris Branch	93500	Paris / France	Central de Valores Mobiliarios e Sistema de Liquidação e Compensação - Interbolsa/Portugal (Interbolsa)	-	-
Romania	ING Bank N.V., Bucharest Branch	11745	Bucharest / Romania	Depozitarul Central S.A. (Central Securities Depository, CSD)	National Bank of Romania (NBR)	S.C. Depozitarul Sibex S.A.
Russia	ZAO Citibank	125047	Moscow / Russia	National Settlement Depository (NSD)
Singapore	Standard Chartered Bank, Singapore branch	18981	Singapore	Central Depository Pte. Ltd. (CDP)	Monetary Authority of Singapore (MAS)	-
Slovakia	ING Bank NV, Bratislava Branch	811 02	Bratislava / Slovakia	Centralny Depozitar Cennych Papierov a.s. (CSD)		-
Slovenia	UniCredit Banka Slovenija d.d.	SI-1000	Ljubljana / Slovenia	Centralna Klirinsko Depotna Druzba d.d. (KDD)	-	-
South Africa	Standard Bank of South Africa Limited	2001	Johannesburg / South Africa	Share Transactions Totally Electronic (STRATE)	-	-
South Korea	Citibank Korea Inc.	100-180	Seoul / South Korea	Korea Securities Depository (KSD)	-	-
Spain	Société Générale Sucursal en España S.A.	28016	Madrid / Spain	Iberclear (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal)	-	-
Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Not Applicable	Colombo / Sri Lanka	Central Depository System (CDS)	Central Bank of Sri Lanka (CBSL)	-
Swaziland	Standard Bank Swaziland	Not Applicable	Mbabane / Swaziland	No Central Depository	-	-
Sweden	Skandinaviska Enskilda Banken AB (publ)	SE-106 40	Stockholm / Sweden	Euroclear Sweden AB	-	-
Switzerland	UBS AG	CH-8098	Zurich / Switzerland	SegaIntersettle AG (SIS)	-	-
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	105	Taipei / Taiwan	Taiwan Depository & Clearing Corporation (TDCC)	Central Bank of the Republic of China (Taiwan) [CBC]	-
Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	10500	Bangkok / Thailand	Thailand Securities Depository (TSD)	-	-
Transnational	Brown Brothers Harriman & Co.	10005-1101	Boston, MA / New York, NY	Clearstream International, Luxembourg (CBL)	Euroclear Bank S.A./N.V.	-
Turkey	Citibank Anonim Sirkiti	34394	Istanbul / Turkey	Central Bank of Turkey (CBT)	Central Registry Agency (CRA)	-

United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited	337-1500	Dubai / UAE	Abu Dhabi Exchange (ADX) Clearing Depository and Settlement System (CDS)	Dubai Financial Market (DFM) Clearing Depository and Settlement System (CDS)	NASDAQ Dubai CSD
United Kingdom	HSBC Bank Plc	E14 5HQ	London / UK	Euroclear UK and Ireland Ltd	Depository and Clearing Centre (DCC)
Uruguay	Banco Itaú Uruguay S.A.	11000	Montevideo / Uruguay	Banco Central del Uruguay (Central Bank of Uruguay)	-	-
Venezuela	Citibank, N.A., Caracas Branch	1050	Caracas / Venezuela	Caja Venezolana de Valores CA (CVV)	Banco Central de Venezuela (BCV)	-
Zambia	Stanbic Bank Zambia Ltd.	10101	Lusaka / Zambia	Bank of Zambia (BoZ)	Lusaka Stock Exchange Central Shares Depository Ltd. (LuSE)	-
Zimbabwe	Stanbic Bank Zimbabwe Limited	Not Applicable	Harare / Zimbabwe	No Central Depository	-	-

Each of the Investment Companies Listed

on Appendix "A" Attached Hereto, on

Behalf of Each of Their Respective Portfolios

By:/s/Joseph Zambello

Name: Joseph Zambello

Title: Deputy Treasurer

Brown Brothers Harriman & Company

By:/s/Jonathan Vickery

Name: Jonathan Vickery

Title: Managing Director